UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 8, 2011 (July 1, 2011)
HOLLYFRONTIER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-03876	75-1056913
(State or other jurisdiction of	(Commission File	(I.R.S. Employer Identification
incorporation or organization)	Number)	No.)

2828 N. Harwood, Suite 1300
Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 871-3555
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry Into a Material Definitive Agreement
ITEM 1.02. Termination of a Material Definitive Agreement
ITEM 2.01. Completion of Acquisition or Disposition of Assets
ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
ITEM 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation
ITEM 3.03. Material Modification to Rights of Security Holders
ITEM 5.02. Departure of Certain Directors or Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
ITEM 7.01. Regulation FD Disclosure
ITEM 8.01. Other Events
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-3.1
EX-3.2
EX-4.1
EX-4.2
EX-10.1
EX-10.2
EX-10.5
EX-99.1

Introductory Note
     On July 1, 2011, Frontier Oil Corporation (“Frontier”) became a wholly-owned subsidiary of Holly Corporation (“Holly”) as a result of the merger of North Acquisition, Inc. (“Merger Sub”), a wholly-owned subsidiary of Holly, with and into Frontier (the “Merger”). In connection with the Merger, Holly changed its name from “Holly Corporation” to “HollyFrontier Corporation” to reflect the Merger (the new combined company is referred to herein as “HollyFrontier”). The Merger was effected pursuant to an Agreement and Plan of Merger, dated as of February 21, 2011, entered into by and among Holly, Frontier, and Merger Sub (the “Merger Agreement”).
ITEM 1.01. Entry Into a Material Definitive Agreement.
Credit Agreement
     On July 1, 2011, HollyFrontier and certain of its subsidiaries (collectively, the “Borrowers”, and individually, each a “Borrower”) entered into a $1 billion Credit Agreement (the “Credit Agreement”) with Union Bank, N.A., as administrative agent, and certain lenders from time to time party thereto.
     The Credit Agreement has a term of approximately five-years, maturing on July 1, 2016, and is a senior secured revolving credit facility that may be used for revolving credit loans (including up to $50 million of swingline loans) and letters of credit from time to time. The Credit Agreement is available to fund capital expenditures and acquisitions, for working capital and general corporate purposes, to refinance all amounts owing under the previous senior secured credit agreements of Holly and Frontier and to pay the out-of pocket expenses and costs of the Merger and the related transactions.
     The Borrowers have the right to request an increase in the maximum amount of the Credit Agreement of up to $250 million, which would bring the maximum amount of the Credit Agreement to a total of $1.25 billion. The request will become effective if (a) certain customary conditions specified in the Credit Agreement are met and (b) one or more existing lenders under the Credit Agreement or other financial institutions approved by the administrative agent commit to lend the increased amounts under the Credit Agreement.
     The Borrowers’ obligations under the Credit Agreement are secured by the inventory, accounts receivable and related contracts and intangibles, and certain deposit accounts of the Borrowers and their wholly-owned subsidiaries designated as restricted subsidiaries in the Credit Agreement. Indebtedness under the Credit Agreement is recourse to the Borrowers and guaranteed by the wholly-owned subsidiaries of the Borrowers designated as restricted subsidiaries in the Credit Agreement.
     The Borrowers may prepay all loans at any time without penalty, except for payment of certain breakage and related costs.
     Indebtedness under the Credit Agreement bears interest, at the Borrowers’ option, at either (a) a base rate equal to the highest of the Federal Funds Effective Rate plus 1/2 of 1%, London Interbank Offered Rate plus 1% or the prime rate (as publicly announced from time to time by Union Bank, N.A.), as applicable, plus an applicable margin (ranging from 0.50% to 1.50%) or (b) at a rate equal to the London Interbank Offered Rate plus an applicable margin (ranging from 1.50% to 2.50%). The Borrowers incur a commitment fee on the unused portion of the commitments (which calculation of such unused portion excludes amounts borrowed as swingline loans except to the extent that a lender has purchased a participation in a swingline loan) at a rate ranging from 0.375% to 0.50%. In each case, the applicable margin and commitment fee rate is based upon the rating issued from time to time by Moody’s and S&P, as applicable to (a) HollyFrontier’s long-term, secured, senior, non-credit enhanced debt (other than the loans under the Credit Agreement) and (b) in the event indebtedness of the type described in clause (a) does not exist, HollyFrontier’s long-term, unsecured, senior non-credit enhanced debt.
     The Credit Agreement imposes certain requirements, including: limitations on investments (including distributions to subsidiaries designated as unrestricted subsidiaries); limitations on our ability to incur debt, make loans, acquire other companies, change the nature of our business, enter a merger or consolidation, or sell assets; and

covenants that require, during applicable trigger periods described therein, maintenance of a specified EBITDA to fixed charges ratio.
     Upon the occurrence, and during the continuance, of an event of default, including but not limited to nonpayment of principal when due, failure to perform or observe certain terms, covenants, or agreements under the Credit Agreement and the other loan documents, and certain defaults of other indebtedness, the administrative agent may terminate the obligation of the lenders under the Credit Agreement to make advances and issue letters of credit and declare any outstanding obligations under the Credit Agreement immediately due and payable. In addition, in the event of insolvency (as defined in the Credit Agreement), the obligation of each lender to make advances and issue letters of credit shall automatically terminate and any outstanding obligations under the Credit Agreement shall immediately become due and payable.
     The foregoing description of the Credit Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Credit Agreement and the transactions contemplated by the Credit Agreement. The Credit Agreement and the related Guarantee and Collateral Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated into this Item 1.01 in their entirety.
Supplemental Indentures
     On July 1, 2011, HollyFrontier and certain of its subsidiaries entered into the Third Supplemental Indenture to the 2016 Indenture (as defined below in Item 2.03) and the Third Supplemental Indenture to the 2018 Indenture (as defined below in Item 2.03) as described in Item 2.03 under the heading “Frontier Senior Notes”, pursuant to which HollyFrontier assumed the obligations of Frontier with respect to the Frontier Senior Notes (as defined below in Item 2.03) and certain subsidiaries of HollyFrontier guaranteed the Frontier Senior Notes. The Third Supplemental Indenture to the 2016 Indenture and the Third Supplemental Indenture to the 2018 Indenture are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference into this Item 1.01.
ITEM 1.02. Termination of a Material Definitive Agreement.
     See the discussion of the Merger in Item 2.01 below.
Holly Terminated Credit Agreement
     On July 1, 2011, and contemporaneously with entry into Credit Agreement, HollyFrontier terminated the Second Amended and Restated Credit Agreement, dated as of April 7, 2009, as amended (the “Holly Terminated Credit Agreement”), with Bank of America, N.A., as administrative agent, and the lenders party thereto. The Holly Terminated Credit Agreement was collateralized by inventory, accounts receivable and related contracts and intangibles, and certain deposit accounts, and was used to fund working capital, capital expenditures, permitted acquisitions or other general corporate purposes (in each case of Holly and its direct and indirect subsidiaries). The Holly Terminated Credit Agreement matured in March 2013. The maximum amount available under the Terminated Credit Agreement was $400 million and had a margin at a range from 2.25% to 3.75% plus the base rate or LIBOR rate, as applicable. The Holly Terminated Credit Agreement provided for a quarterly commitment fee of 0.50% per annum plus standard issuance and renewal fees. The Holly Terminated Credit Agreement was subject to compliance with financial covenants relating to cash coverage, debt leverage and current ratios and permitted consolidated long-term funded indebtedness.
Frontier Terminated Credit Agreement
     Also, on July 1, 2011, and contemporaneously with entry into the Credit Agreement, Frontier and Frontier Oil and Refining Company LLC (both wholly-owned direct or indirect subsidiaries of HollyFrontier as a result of the Merger) terminated the Fourth Amended and Restated Credit Agreement, dated as of August 19, 2008, as amended (the “Frontier Terminated Credit Agreement”), with Union Bank, N.A., as administrative agent, and the lenders party thereto. The Frontier Terminated Credit Agreement was collateralized by inventory, accounts receivable and related contracts and intangibles, and certain deposit accounts and provided working capital financing for operations, generally the financing of crude oil and product supply (in each case of Frontier and its direct and indirect subsidiaries). The Frontier Terminated Credit Agreement matured in August 2012. The maximum amount available under the Frontier Terminated Credit Agreement was $500 million and had a margin at a range from 1.5% to 2% plus the base rate or LIBOR rate, as applicable. The Frontier Terminated Credit Agreement provided for a quarterly commitment fee from 0.30% to 0.375% per annum plus standard issuance and renewal fees. The Frontier Terminated Credit Agreement was subject to compliance with financial covenants relating to cash coverage, debt leverage and current ratios and permitted consolidated long-term funded indebtedness.
     The Holly Terminated Credit Agreement and the Frontier Terminated Credit Agreement were replaced by the Credit Agreement described in Item 1.01.
ITEM 2.01. Completion of Acquisition or Disposition of Assets.
     On July 1, 2011, Holly’s wholly-owned subsidiary, Merger Sub, merged with and into Frontier, with Frontier continuing as the surviving corporation and as a wholly-owned subsidiary of HollyFrontier. Subsequent to the Merger and following approval by the new Board of HollyFrontier described in Item 5.02 below, Frontier merged with and into HollyFrontier, with HollyFrontier continuing as the surviving corporation.
     Subject to the terms of the Merger Agreement, each outstanding share of Frontier common stock was converted into and became exchangeable for 0.4811 shares of fully paid and nonassessable shares of HollyFrontier common stock with any fractional shares to be paid in cash. Holly is issuing approximately 51.4 million shares of HollyFrontier common stock to former holders of Frontier common stock and certain long-term incentive awards. Based on the closing price of $69.40 per share of Holly common stock on the New York Stock Exchange (the “NYSE”) on June 30, 2011, the last trading day before the closing of the Merger, the aggregate value of the consideration paid in connection with the Merger to former holders of Frontier common stock and certain long-term incentive awards is approximately $3.6 billion.
     Upon the closing of the Merger, the shares of Frontier common stock, which previously traded under the ticker symbol “FTO” on the NYSE, ceased trading on, and were delisted from, the NYSE.
     The description of the Merger contained in this Item 2.01 does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to Holly’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on February 22, 2011 and is incorporated herein by reference.
ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 regarding the new Credit Agreement is incorporated by reference herein.
Frontier Senior Notes
     As a result of the Merger, HollyFrontier assumed long-term obligations of Frontier in an aggregate principal amount of $350 million, consisting of:
•	$200 million principal amount of 8.500% senior notes due 2016 (the “2016 Notes”); and
•	$150 million principal amount of 6.875% senior notes due 2018 (the “2018 Notes” and, together with the 2016 Notes, the “Frontier Notes”).
     Following the completion of the Merger, the Frontier Notes became senior unsecured general obligations of HollyFrontier, guaranteed by certain of HollyFrontier’s domestic restricted subsidiaries (the “Notes Guarantors”), and rank equally with all other senior unsecured and unsubordinated indebtedness of HollyFrontier and the Notes Guarantors from time to time outstanding. The 2016 Notes and 2018 Notes bear interest at 8.500% and 6.875%, respectively, per annum, payable semiannually. The 2018 Notes are governed by an Indenture, dated as of November 22, 2010, as supplemented by the First Supplemental Indenture, dated as of November 22, 2010, the Second Supplemental Indenture, dated as of May 25, 2011 and the Third Supplemental Indenture, dated as of July 1, 2011 (collectively, the “2018 Indenture”), pursuant to which Frontier issued the 2018 Notes. The 2016 Notes are governed by an Indenture dated as of September 17, 2008, as supplemented by the First Supplemental Indenture, dated as of September 17, 2008, the Second Supplemental Indenture, dated as of May 25, 2011 and the Third Supplemental Indenture, dated as of July 1, 2011 (collectively, the “2016 Indenture” and together with the 2018 Indenture, the “Frontier Indentures”), pursuant to which Frontier issued the 2016 Notes. The Frontier Indentures contain customary provisions that limit HollyFrontier’s ability and the ability of its subsidiaries, with certain exceptions, to incur indebtedness, make restricted investments, engage in sale and leaseback transactions, create liens and consolidate, merge or transfer all or substantially all of its assets. Upon a specified change in control event, HollyFrontier will be required to make an offer to repurchase the 2016 Notes and the 2018 Notes at a repurchase price of 101% of the principal amount of the notes, plus accrued and unpaid interest through the applicable repurchase date. A change in control event has occurred as a result of the Merger. See Item 2.04 below. The 2016 Notes will become subject to redemption, in whole or part from time to time at HollyFrontier’s option as of September 15, 2012, and the 2018 Notes will become subject to redemption, in whole or part from time to time at HollyFrontier’s option as of November 15, 2014, at the applicable redemption prices listed in the Indentures.
ITEM 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation.
     Because a change of control under the Frontier Indentures has occurred as a result of the Merger, each holder of the Frontier Notes has the right, at such holder’s option, to require HollyFrontier (which has assumed the Frontier Notes) to repurchase all or any part of such holder’s Frontier Notes (provided that the principal amount of such Frontier Notes to be repurchased must be $1,000 or an integral multiple thereof) at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. HollyFrontier is obligated to mail notice of its offer to repurchase the Frontier Notes within thirty days following the Merger.
ITEM 3.03. Material Modification to Rights of Security Holders.
     The information described under Item 5.03 below is incorporated by reference herein.
ITEM 5.02. Departure of Certain Directors or Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of New Directors
     On July 1, 2011, following completion of the Merger and as required by the Merger Agreement, HollyFrontier expanded the size of its Board of Directors (the “Board”) from seven to fourteen members. Pursuant to the Merger Agreement, the Board appointed the individuals set forth below (each of whom served as a director of

Frontier prior to the effective time of the Merger) to the Board to fill the vacancies created by such expansion until the next stockholders’ meeting at which directors are elected.
Name
Michael C. Jennings
Douglas Y. Bech
Robert J. Kostelnik
James H. Lee
Paul B. Loyd, Jr.
Franklin Myers
Michael E. Rose
     Following the completion of the Merger, the Board appointed the following directors to serve on the following committees of the Board:
Audit Committee
Leldon E. Echols, Chairman
R. Kevin Hardage
James H. Lee
Michael E. Rose
Compensation Committee
Douglas Y. Bech, Chairman
Buford P. Berry
Leldon E. Echols
Franklin Myers
Nominating Corporate Governance Committee
Robert G. McKenzie, Chairman
Buford P. Berry
James H. Lee
Franklin Myers
Safety, Environmental and Public Policy Committee
Robert J. Kostelnik, Chairman
Jack P. Reid
Michael E. Rose
Tommy A. Valenta
Executive Committee
Matthew P. Clifton, Chairman
Douglas Y. Bech
Michael C. Jennings
Robert G. McKenzie
Changes in Titles of Officers
     On July 1, 2011, following completion of the Merger, Matthew P. Clifton, formerly Chief Executive Officer of Holly, became Executive Chairman of HollyFrontier, Bruce Shaw, formerly Senior Vice President and Chief Financial Officer of Holly, became Senior Vice President, Strategy and Corporate Development of HollyFrontier and David L. Lamp, formerly President of Holly, became Executive Vice President and Chief Operating Officer of HollyFrontier.

Appointment of Chief Executive Officer, President, Chief Financial Officer and Chief Operating Officer
     On July 1, 2011, following the completion of the Merger, Michael C. Jennings became Chief Executive Officer and President of HollyFrontier, Doug S. Aron became Chief Financial Officer of HollyFrontier and David L. Lamp became Chief Operating Officer of HollyFrontier.
     Mr. Jennings, age 45, joined Frontier in 2005. From January 2009 until the Merger, Mr. Jennings served as President and Chief Executive Officer of Frontier. Prior to such position, Mr. Jennings served as Executive Vice President and Chief Financial Officer of Frontier from June 2005 to December 2008.
     Mr. Aron, age 37, joined Frontier in 2001. From January 2009 until the Merger, Mr. Aron served as Executive Vice President and Chief Financial Officer of Frontier. Prior to such position, Mr. Aron served as Vice President — Corporate Finance of Frontier from May 2005 to December 2008 and Director — Investor Relations for Frontier from 2001 to 2005.
     Mr. Lamp, age 53, joined Holly in 2004. From November 2007 until the Merger, Mr. Lamp served as President of Holly. Prior to such position, Mr. Lamp served as Executive Vice President, Refining and Marketing of Holly from November 2005 to November 2007 and Vice President, Refining Operations of Holly from 2004 to 2005.
     There are no arrangements or understandings between any of Messrs. Jennings, Aron or Lamp and any other person pursuant to which such person was selected as an officer. None of Messrs. Jennings, Aron or Lamp has any family relationship with any director or other executive officer of HollyFrontier or any person nominated or chosen by HollyFrontier to become a director or executive officer. There are no transactions in which any of Messrs. Jennings, Aron, or Lamp has an interest requiring disclosure under item 404(a) of Regulation S-K.
Employment Agreements with Certain Officers
     In connection with the execution of the Merger Agreement on February 21, 2011, Michael C. Jennings, Frontier’s President and Chief Executive Officer, and Doug S. Aron, Frontier’s Executive Vice President and Chief Financial Officer (the “Designated Executives”) entered into certain Retention and Assumption Agreements with Frontier (the “Retention Agreements”), whereby each agreed to waive upon the closing of the Merger current rights to accelerated vesting of restricted stock where such acceleration is based solely on one or more of the following:
•	the closing of the Merger (which would otherwise trigger full vesting on account of a “change in control”);

•	the relocation of Frontier’s headquarters to Dallas, Texas (which would otherwise have permitted the Designated Executives to terminate employment with full vesting); and

•	voluntary termination during the 60 days following the one year anniversary of the Merger’s closing (which would otherwise have triggered full vesting).
     The Designated Executives also agreed to waive upon the closing of the Merger certain rights under their respective Change in Control Severance Agreements with Frontier. The Designated Executives each agreed to waive upon the closing of the Merger their rights to terminate employment with severance benefits based solely upon the relocation of Frontier’s headquarters to Dallas, Texas. Mr. Jennings agreed to waive upon the closing of the Merger his right to terminate voluntarily with severance benefits during the 60-day period following the first anniversary of the Merger, in return for which Frontier and Holly agreed that Mr. Jennings’ right to severance, if triggered for other reasons, would be calculated without a currently applicable offset for prior compensation. Pursuant to an election available to him, Mr. Jennings agreed to extend upon the closing of the Merger the term of his Change in Control Severance Agreement from one year and 60 days following the Merger to three years following the Merger.
     Other rights to accelerated equity awards and severance benefits are retained. The Retention Agreements do not affect rights in respect of Stock Units (as such term is defined in the HollyFrontier Omnibus Plan) (as defined below) or dividends and dividend equivalent amounts accrued in respect of Stock Units and Restricted Stock (as such term is defined in the HollyFrontier Omnibus Plan) immediately before the Merger. The Stock Units will be converted into unrestricted shares of HollyFrontier common stock at the closing of the Merger. In addition, any dividends with respect to HollyFrontier Restricted Stock held by the Executives pursuant to agreements assumed by HollyFrontier will be paid as and when such dividends are paid to holders of unrestricted stock of the same class.
     HollyFrontier agreed to assume Frontier’s obligations in respect to all restricted stock of Frontier held by the Designated Executives (which will become restricted stock of HollyFrontier). HollyFrontier also assumed both of the Designated Executives’ Change in Control Severance Agreements. Holly separately undertook to reimburse the Designated Executives for any exposure to adverse tax results arising under Section 409A of the Internal Revenue Code. This protection was in place under Frontier’s agreements but is restated with greater specificity in response to the waivers described above.
     A copy of each Designated Executive’s Retention Agreement is filed as Exhibit 10.1 and Exhibit 10.2 to Frontier’s Current Report on Form 8-K filed with the Commission on February 21, 2011 and is incorporated herein by reference. The description of the Retention Agreements set forth above does not purport to be complete and is qualified in its entirety by reference to the provisions of the Retention Agreements.
Assumption, Amendment and Restatement of Incentive Compensation Plan
     At its meeting on July 1, 2011, the Board approved the assumption and amendment and restatement of the Frontier Oil Corporation Omnibus Incentive Compensation Plan, which was renamed the “HollyFrontier Corporation Omnibus Incentive Compensation Plan” (the “HollyFrontier Omnibus Plan”), by HollyFrontier, as successor-in-interest to Frontier, effective July 1, 2011 (the “Effective Date”).
     The HollyFrontier Omnibus Plan provides for the granting of options, restricted stock, stock appreciation rights, performance awards, stock units, bonus shares and other stock-based awards (collectively, “Awards”) to employees, consultants and directors of HollyFrontier (other than employees, consultants or directors who were, immediately prior to the Merger, service providers to Holly or its subsidiaries). The HollyFrontier Omnibus Plan is designed to promote HollyFrontier’s interest by providing Awards that encourage superior performance. The HollyFrontier Omnibus Plan is also intended to enhance HollyFrontier’s ability to attract and retain the services of individuals who are essential for HollyFrontier’s growth and profitability and to encourage those individuals to devote their best efforts to advancing HollyFrontier’s business. The HollyFrontier Omnibus Plan is administered by the compensation committee of the Board (the “Committee”). The Committee has full authority to select the individuals who will receive Awards, to determine the form and amount of each of the Awards to be granted and to establish the terms and conditions of Awards.
     In connection with the HollyFrontier Omnibus Plan’s assumption by HollyFrontier, the HollyFrontier Omnibus Plan was amended and restated to reflect (a) the change in the name of the Plan and the sponsoring issuer as a result of the Merger, and (b) the change in the securities that will be subject to Awards under the HollyFrontier Omnibus Plan, which, following the Effective Date, will be shares of HollyFrontier common stock. On and after the Effective Date, 3,724,255 shares of HollyFrontier common stock will be available for Awards under the HollyFrontier Omnibus Plan, which is equal to the number of shares of Frontier common stock that were available for issuance under the plan prior to the Merger and 1,425,032 shares of Frontier common stock that were subject to outstanding awards originally made by Frontier that have been assumed by HollyFrontier in connection with, and that will continue to be outstanding following, the Merger, in each case, multiplied by an exchange ratio of 0.4811. No Awards may be granted under the Plan after April 26, 2016.
     The foregoing is merely a summary of the HollyFrontier Omnibus Plan and is qualified in its entirety by the full text of the HollyFrontier Omnibus Plan, which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.
ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Amendment to Certificate of Incorporation

     On July 1, 2011, following completion of the Merger, the certificate of incorporation of Holly was amended and restated to read in the form filed as Exhibit 3.1 hereto (the “Amended HollyFrontier Charter”). The Amended HollyFrontier Charter was approved by the stockholders of Holly on June 28, 2011 and, among other things, (i) increases the number of authorized shares of Holly capital stock from 161 million to 325 million shares, and (ii) changes the name of Holly to “HollyFrontier Corporation.”
Amendment to Bylaws
     On July 1, 2011, following completion of the Merger, the bylaws of Holly were amended and restated in the form filed as Exhibit 3.2 hereto (the “Amended HollyFrontier Bylaws”). The Amended HollyFrontier Bylaws include the following provisions, which are either materially amended when compared to, or in addition to, the provisions contained in the previous bylaws:
•	A provision to increase the number of director positions on the Board from seven to fourteen; and

•	A provision to provide for an Executive Chairman.
     The descriptions of the Amended HollyFrontier Charter and the Amended HollyFrontier Bylaws contained in this Item 5.03 do not purport to be complete and are qualified in their entirety by reference to the Amended HollyFrontier Charter and Amended HollyFrontier Bylaws, which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, hereto and are incorporated herein by reference.
ITEM 7.01. Regulation FD Disclosure.
     On July 1, 2011, HollyFrontier issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1.
ITEM 8.01. Other Events.
Changes in Management
Effective upon completion of the Merger, the executive officers of HollyFrontier will be as listed below:

Name	Position
Matthew P. Clifton	Executive Chairman
Michael C. Jennings	Chief Executive Officer and President
Doug S. Aron	Executive Vice President and Chief Financial Officer
David L. Lamp	Executive Vice President and Chief Operating Officer
Bruce R. Shaw	Senior Vice President, Strategy and Corporate Development
George J. Damiris	Senior Vice President, Supply and Marketing
James M. Stump	Senior Vice President, Refinery Operations
Denise C. McWatters	Vice President, General Counsel and Secretary
Removal of Presiding Director
     Effective upon completion of the Merger, the Board removed Robert G. McKenzie from the position of Presiding Director of the Board. It is the intention of the Board to select at a future meeting from the members of the new Board a Presiding Director or a procedure for selecting a Presiding Director to preside over Non-Management Executive Sessions of the Board.
ITEM 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired
     The audited consolidated balance sheets of Frontier as of December 31, 2010 and 2009 and the audited consolidated statements of operations and cash flows of Frontier for the three years ended December 31, 2010 are incorporated by reference in this Form 8-K from Frontier’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Commission on February 24, 2011.
     The unaudited condensed consolidated financial statements of Frontier for the three-month periods ended March 31, 2011 and 2010 are incorporated by reference in this Form 8-K from Frontier’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 filed with the Commission on May 5, 2011.
(b) Pro Forma Financial Information
     The pro forma financial information required by this Item 9.01(b) as of and for the year ended December 31, 2010 and the three months ended March 31, 2011 were previously filed in the Registration Statement on Form S-4/A filed by Holly with the Commission on May 20, 2011 under the caption “Unaudited Pro Forma Condensed Combined Financial Information.”
(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger among Holly Corporation, Frontier Oil Corporation and North Acquisition, Inc., dated as of February 21, 2011 (incorporated by reference to Exhibit 2.1 to Holly Corporation’s Current Report on Form 8-K filed on February 22, 2011).

3.1	Amended and Restated Certificate of Incorporation of HollyFrontier Corporation.

3.2	Amended and Restated Bylaws of HollyFrontier Corporation.

4.1	Third Supplemental Indenture, dated July 1, 2011, among HollyFrontier Corporation, as issuer (as successor-in-interest to Frontier Oil Corporation), the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (supplemental to Indenture dated November 22, 2010, providing for the issuance of 6 7/8% Senior Notes due 2018).

4.2	Third Supplemental Indenture, dated July 1, 2011, among HollyFrontier Corporation, as issuer (as successor-in-interest to Frontier Oil Corporation), the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (supplemental to Indenture dated September 17, 2008, providing for the issuance of 8.5% Senior Notes due 2016).

10.1	Credit Agreement dated July 1, 2011, among HollyFrontier Corporation and certain of its subsidiaries, as borrowers, and Union Bank, N.A., as administrative agent, and certain lenders from time to time party thereto.

10.2	Guarantee and Collateral Agreement, dated July 1, 2011, among HollyFrontier Corporation and certain of its subsidiaries in favor of Union Bank, N.A., as administrative agent.

10.3	Retention and Assumption Agreement, dated as of February 21, 2011, by and among Frontier Oil Corporation, Holly Corporation and Michael C. Jennings (incorporated by reference to Exhibit 10.1 to Frontier’s Current Report on Form 8-K filed on February 21, 2011).

10.4	Retention and Assumption Agreement, dated as of February 21, 2011, by and among Frontier Oil Corporation, Holly Corporation and Doug S. Aron (incorporated by reference to Exhibit 10.2 to Frontier’s Current Report on Form 8-K filed on February 21, 2011).

10.5	HollyFrontier Corporation Omnibus Incentive Compensation Plan.

99.1	Press Release of HollyFrontier Corporation, dated July 1, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLYFRONTIER CORPORATION

By: Name:	/s/ Doug S. Aron Doug S. Aron
Title:	Executive Vice President and
Chief Financial Officer
Date: July 8, 2011

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger among Holly Corporation, Frontier Oil Corporation and North Acquisition, Inc., dated as of February 21, 2011 (incorporated by reference to Exhibit 2.1 to Holly Corporation’s Current Report on Form 8-K filed on February 22, 2011).

3.1	Amended and Restated Certificate of Incorporation of HollyFrontier Corporation.

3.2	Amended and Restated Bylaws of HollyFrontier Corporation.

4.1	Third Supplemental Indenture, dated July 1, 2011, among HollyFrontier Corporation, as issuer (as successor-in-interest to Frontier Oil Corporation), the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (supplemental to Indenture dated November 22, 2010, providing for the issuance of 6 7/8% Senior Notes due 2018).

4.2	Third Supplemental Indenture, dated July 1, 2011, among HollyFrontier Corporation, as issuer (as successor-in-interest to Frontier Oil Corporation), the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (supplemental to Indenture dated September 17, 2008, providing for the issuance of 8.5% Senior Notes due 2016).

10.1	Credit Agreement dated July 1, 2011, among HollyFrontier Corporation and certain of its subsidiaries, as borrowers, and Union Bank, N.A., as administrative agent, and certain lenders from time to time party thereto.

10.2	Guarantee and Collateral Agreement, dated July 1, 2011, among HollyFrontier Corporation and certain of its subsidiaries in favor of Union Bank, N.A., as administrative agent.

10.3	Retention and Assumption Agreement, dated as of February 21, 2011, by and among Frontier Oil Corporation, Holly Corporation and Michael C. Jennings (incorporated by reference to Exhibit 10.1 to Frontier’s Current Report on Form 8-K filed on February 21, 2011).

10.4	Retention and Assumption Agreement, dated as of February 21, 2011, by and among Frontier Oil Corporation, Holly Corporation and Doug S. Aron (incorporated by reference to Exhibit 10.2 to Frontier’s Current Report on Form 8-K filed on February 21, 2011).

10.5	HollyFrontier Corporation Omnibus Incentive Compensation Plan

99.1	Press Release of HollyFrontier Corporation, dated July 1, 2011.